EXHIBIT 99.1

3790 Park Central Boulevard North

Pompano Beach, FL 33064

NEWS

November 7, 2008

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL INDUSTRIES, INC. TO HOST CONFERENCE

CALL TO DISCUSS 2008 THIRD QUARTER AND NINE MONTHS

FINANCIAL PERFORMANCE AND OPERATING RESULTS

POMPANO BEACH, FL - Imperial Industries, Inc. (Nasdaq CM: “IPII”) (the “Company”) today announced that it intends to release its financial results for the third quarter and nine months ended September 30, 2008 after the market closes on Friday, November 14, 2008. The Company will also host a conference call with the investment community, Monday, November 17, 2008, at 9:00 am EST to discuss financial results for the third quarter and nine months ended September 30, 2008.

To participate in the conference call, please dial 1-800-857-1782 a few minutes before 9:00 am EST on Monday, November 17, 2008. The passcode for the conference call is “IMPERIAL.” A replay of the conference call will be available from 11:00 am EST on November 17, 2008 until 4:00 pm EST on November 20, 2008. In order to listen to the replay, dial 1-888-566-0640. A replay of the conference call will be available on the Internet at the Company’s website www.imperialindustries.com commencing 1:00 pm EST on November 17, 2008.

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the states of Florida, Mississippi, Alabama and Louisiana. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. The Company through its subsidiary, Just-Rite Supply, Inc., is engaged in the distribution of the Company’s manufactured products, as well as gypsum, roofing, stucco, insulation, doors, windows, lumber and other related products manufactured by other companies. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including market conditions and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.” A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” sections of the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission (“SEC”).